Exhibit 99.B(a)(54)

ING INVESTORS TRUST

AMENDMENT #49 TO THE AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST

Effective: July 1, 2008

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to establish additional separate Series designated as ING American Funds World Allocation Portfolio, ING Oppenheimer Active Asset Allocation Portfolio, ING T. Rowe Price Personal Strategy Growth Portfolio, and ING Van Kampen Global Tactical Asset Allocation Portfolio of the Trust as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Disciplined Small Cap Value Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Focus 5 Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Value Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Multi-Manager International Small Cap Portfolio

ING Oppenheimer Active Asset Allocation Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING T. Rowe Price Personal Strategy Growth Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Global Tactical Asset Allocation Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Disciplined Value Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee